EXHIBIT 10.45

NINTH AMENDMENT TO LEASE

THIS NINTH AMENDMENT TO LEASE (this “Ninth Amendment”) is made as of the 19th day of December, 2008 (the “Ninth Amendment Date”), by and between THE REALTY ASSOCIATES FUND VI, L.P., a Delaware limited partnership (“Landlord”) and CUBIST PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS:

WHEREAS, by a lease (the “Original Lease”) dated as of January, 2004, California State Teachers’ Retirement System (“Calsters”) leased to Tenant approximately 15,475 rentable square feet of space, consisting of a portion of the second (Suite 2201-55) and fourth (Suite 4201-55) floors in the building known as 45-55 Hayden Avenue, Lexington, Massachusetts (the “Building”); and

WHEREAS, Landlord has succeeded to the interests of Calsters as landlord under the Lease; and

WHEREAS, the Original Lease has been amended by: a First Amendment to Lease between Landlord and Tenant, dated as of September 29, 2005 (the “First Amendment”); and by a Second Amendment to Lease between Landlord and Tenant dated as of November 18, 2005 (the “Second Amendment”); and by a Third Amendment to Lease between Landlord and Tenant dated as of June 20, 2007 (the “Third Amendment”); and by a Fourth Amendment to Lease dated as of October 25, 2007 (the “Fourth Amendment”); and by a Fifth Amendment to Lease (the “Fifth Amendment”) dated as of December 18, 2007; and by a Sixth Amendment to Lease (the “Sixth Amendment”) dated as of July 31, 2008; and by a Seventh Amendment to Lease (the “Seventh Amendment”) dated as of November 18, 2008; and by an Eighth Amendment to Lease (the “Eighth Amendment”), dated as of November 18, 2008 (the Original Lease, as so amended, being referred to as the “Lease”), pursuant to which the size of the premises demised under the Original Lease was increased to 137,037 rentable square feet (the “Existing Premises”). The Existing Premises consist of Suites 2201-55, 2200-55, 3000-55, 4201-55, 4200-55, 4600-45, 1000-55, 3200-55, 3201-55, 2600-45 and 2800-25; and

WHEREAS, by letter dated as of April 27, 2006, and pursuant to the Second Amendment, Tenant elected to include Suite 2200-55 (also known as the Comet Space) in the Existing Premises for the remainder of the Lease Term; and

WHEREAS, Landlord and Tenant now desire to further amend the Lease to, among other things, expand the size of the Existing Premises by adding thereto approximately 14,092 rentable square feet of space, known as Suites 2100-45 and 2100-55, on the second floor of the Building (together, the “JLL Space”), and to adjust the rent and certain provisions, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant hereby agree as follows:

1.             Defined Terms. All of the foregoing recitals are true and correct. Unless otherwise defined herein, all capitalized terms used in this Ninth Amendment shall have the meanings ascribed to them in the Lease, the Lease shall be amended to incorporate any additional definitions provided for in this Ninth Amendment, and all references in the Lease to the “Lease” or “this Lease” or “herein” or “hereunder” or similar terms or to any section thereof shall mean the Lease, or such section thereof, as amended by this Ninth Amendment.

2.             Additional Terms and Definitions. (a) From and after the Ninth Amendment Effective Date, the following terms set forth in “Article 1 Reference Data” of the Lease are hereby amended or added, as applicable, to have the following meanings:

PREMISES:

The following areas in the 45 and 55 Hayden Avenue portions of the Building: (i) Suite 2201-55 on the second floor and Suite 4201-55 on the fourth floor, (ii) Suite 4200-55 on the fourth floor of the Building, (iii) Suite 2200-55 on the second floor of the Building, and (iv) Suite 3000-55 on the third floor of the Building; and (v) Suite 4600-45 on the fourth floor of the 45 Hayden Avenue portion of the Building; (vi) Suite 1000-55 on the first floor of the 55 Hayden Avenue portion of the Building; (vii) Suite 3200-55 on the third floor of the 55 Hayden Avenue portion of the Building; (viii) Suite 3201-55 on the third floor of the 55 Hayden Avenue portion of the Building; (ix) Suite 2600-45 on the second floor of the 45 Hayden Avenue portion of the Building; (x) Suite 2800-45 on the second floor of the 45 Hayden Avenue portion of the Building; (xi) Suite 2100-45 on the second floor of the 45 Hayden Avenue portion of the Building; and (xii) Suite 2100-55 on the second floor of the 55 Hayden Avenue portion of the Building. All such spaces are shown on Exhibit A-9, attached hereto and incorporated herein.

RENTABLE FLOOR AREA
OF THE PREMISES:

Approximately 151,129 square feet of the 45 and 55 Hayden Avenue portions of the Building as follows (i) 6,755 rentable square feet on the second floor contained in Suite 2201-55, (ii) 8,720 rentable square feet on the fourth floor contained in Suite

4201-55 and 31,453 rentable square feet on the fourth floor of the Building contained in Suite 4200-55, (iii) 6,150 rentable square feet on the second floor of the Building contained in Suite 2200-55, (iv) 30,019 rentable square feet on the third floor of the Building contained in Suite 3000-55; (v) 25,405 rentable square feet on the fourth floor of the 45 Hayden Avenue portion of the Building contained in Suite 4600-45, (vi) 12,146 rentable square feet on the first floor of the Building contained in Suite 1000-55; (vii) 6,215 rentable square feet on the third floor of the Building contained in Suite 3200-55; and (viii) 4,280 rentable square feet on the third floor of the Building contained in Suite 3201-55; (ix) 3,089 rentable square feet on the third floor of the Building contained in Suite 2600-45; (x) 2,805 rentable square feet on the second floor of the Building contained in Suite 2800-45; (xi) 1,184 rentable square feet on the second floor of the Building contained in Suite 2100-45; and (xii) 12,908 rentable square feet on the second floor of the Building contained in Suite 2100-55.

(b)           From after the Ninth Amendment Effective Date, the term “Annual Rent” for the Premises shall be as set on Schedule I to this Ninth Amendment.

3.             [Intentionally Omitted]

4.             Operating Expenses and Real Estate Taxes. Tenant’s obligations under Section 4.2 of the Lease to pay Operating Expenses with respect to the JLL Space shall be computed using the calendar year ending December 31, 2009 as a base year; and Tenant’s obligations under Section 4.2 of the Lease to pay increases in Real Estate Taxes with respect to the Ninth Amendment Expansion Space shall be computed using the fiscal year ending June 30, 2009 as the base year.

5.             Effective Date; Delivery and Condition. (a) The “Ninth Amendment Effective Date” shall be the later to occur of (i) February 1, 2009 and (ii) the date on which Jones Lang LaSalle (the “Existing Tenant”) vacates and surrenders the JLL Space and Landlord delivers possession of the Ninth Amendment Expansion Space to Tenant.

(b)           Tenant acknowledges that, except as explicitly provided in this Ninth Amendment and the Lease, it is leasing the JLL Space in its current AS IS condition, without any representation or warranty whatsoever on the part of Landlord. Tenant currently occupies the Existing Premises and is fully familiar with their condition and that of the common areas of the Building, and Tenant acknowledges that, to the best of

Tenant’s knowledge (upon reasonable investigation and inquiry), the Existing Premises and the JLL Space are in good condition and suitable for Tenant’s uses. Without limiting the foregoing, Tenant agrees that Landlord has no obligation to perform any work in or to either the Existing Premises or the JLL Space to prepare the same for Tenant’s continued use and occupancy.

(c)           Landlord acknowledges that Tenant desires to make certain alterations or improvements in the JLL Space to make the same more suitable for Tenant’s occupancy. Such alterations or improvements may include tenant improvements to the Ninth Amendment Expansion Space, installation of fixtures in the Ninth Amendment Expansion Space, and architectural and engineering expenses in connection therewith (collectively, the “JLL Space Improvements”). All Ninth Amendment Expansion Space Improvements shall be undertaken by Tenant in strict accordance with the applicable requirements of the Lease (including without limitation Sections 3.3 and 3.4). The JLL Space Improvements shall be deemed substantially complete on that date on which the JLL Space Improvements have been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after Tenant has taken occupancy of the JLL Space, or any part thereof, without causing undue interference with Tenant’s use of the JLL Space or such part thereof. To the extent that (i) such work is substantially completed in accordance with such Lease requirements, and (ii) receipted invoices (and other material required under the Lease such as, but not limited to, lien waivers from any contractor or subcontractor performing the JLL Space Improvements) showing the actual cost thereof are presented to Landlord during the Term of the Lease, and (iii) at the time of any advance of funds, there then exists (A) no Event of Default on the part of Tenant, nor (B) any Actionable Event of Default (as defined in the Third Amendment), Landlord shall reimburse Tenant, within thirty (30) days after receipt of each such invoice (together with lien waivers for all costs theretofore billed), for costs actually incurred by Tenant (excluding the costs of furniture), as evidenced by such invoices, in connection with the design and construction of the JLL Space Improvements, but in no event shall Landlord be obligated to reimburse Tenant more than the lesser of (x) such actual cost, or (y) Three Hundred Fifty-two Thousand Three Hundred Dollars ($352,300.00), or $25.00 per square foot of Rentable Area in the JLL Space (the “JLL Space Improvements Allowance”). No portion of the JLL Space Improvements Allowance may be applied to costs of purchasing or installing furniture or wiring/cabling for the JLL Space. If the Existing Tenant vacates and surrenders possession of the JLL Space prior to January 31, 2009, Landlord shall grant Tenant reasonable access to the JLL Space from and after such surrender (and the Existing Tenant vacating the JLL Space) for the purpose of commencing the JLL Space Improvements in the JLL Space. To the extent that Tenant has not requested disbursement of any portion of the JLL Space Improvements Allowance prior to the expiration or earlier termination of the Lease, Landlord shall have no further obligation to reimburse Tenant for any such costs incurred by Tenant. Notwithstanding the foregoing, to the extent that Tenant has not used the entire JLL Space Improvements Allowance for JLL Space Improvements, then Tenant shall have the right to use any remaining portion (in addition to any unused portion of the Eighth Amendment Expansion Space Improvements Allowance) for Lobby Improvements made by Tenant to the Lobby Area (as those terms are defined in the Seventh Amendment), provided that Tenant shall not use more than $25.00 per rentable square foot of Lobby Space area, in the aggregate, from the Eighth Amendment Expansion Space Improvements Allowance (as defined in the Eighth Amendment) and the JLL Space Improvements Allowance.

6.             Contingency.   Tenant acknowledges that the Ninth Amendment Effective Date occurring prior to the original expiration date of the lease with the Existing Tenant is contingent on Landlord’s ability to enter into a termination agreement with the Existing Tenant, on terms and conditions acceptable to Landlord in its sole discretion, pursuant to which the Existing Tenant would vacate and surrender possession of the JLL Space on or before January 31, 2009. If Landlord is unable to enter into a termination agreement with the Existing Tenant, on terms and conditions acceptable to Landlord in its sole discretion, on or before January 5, 2009, then Landlord shall so advise Tenant and Landlord shall have the right to terminate this Ninth Amendment by giving notice to Tenant (unless, prior to the giving of such notice, Landlord and the Existing Tenant reach such an agreement). Upon any such termination, this Ninth Amendment shall be void and without further force or effect, and Landlord shall have no liability hereunder.

7.             Parking.  From and after the Ninth Amendment Effective Date, Section 10.19 of the Lease shall be amended by, in the first sentence thereto:

(a)           Replacing “four hundred eleven (411)” with “five hundred three;” and

(b)           Replacing “137,037” with “151,129.”

8.             Brokers.  Tenant covenants, represents and warrants to Landlord that Tenant has had no dealings or communications with any broker or agent (other than Grubb & Ellis Company and Richards Barry Joyce & Partners) in connection with this Ninth Amendment, and Tenant covenants and agrees to pay, hold harmless and indemnify the Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commission or charges to any broker or agent (other than the foregoing named brokers) claiming through the Tenant with respect hereto.

9.             Exhibits.  Exhibit A-8 attached hereto is hereby substituted for Exhibit A-6 to the Lease. All references in the Lease to Exhibit A-1, A-2, A-3, A-4, A-5, A-6 or A-8 shall be replaced by references to Exhibit A-9.

10.           Successors.  This Ninth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment or other transfers of each party’s rights under the Lease.

11.           Authority.  Each party represents and warrants to the other that each person executing this Ninth Amendment on behalf of such party has the authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Ninth Amendment.

12.           No Further Amendment.  It is understood and agreed that all other conditions and terms contained in the Lease not herein specifically amended shall remain unmodified and in full force and effect, and the Lease, as modified by this Ninth Amendment, is hereby ratified and confirmed.

13.           Tenant Representations. As a material inducement to Landlord entering into this Ninth Amendment, Tenant represents and certifies to Landlord that as of the date hereof: (i) the Lease, as modified hereby, and together with that certain letter dated September 24, 2007 from Ron Friedman to Jack Kerrigan, with the subject line “Response to Specific Security Questions — Hayden Woods Corporate Center,” contains the entire agreement between the parties hereto relating to the Premises and that, except for that certain Amended and Restated Declaration of Covenants and Easements between the Landlord’s predecessor in title with respect to the Building and Tenant, as amended to date (the “Declaration”) there are no other agreements between the parties relating to the Premises, the Building or the Lease which are not contained or referred to herein or in the Lease, (ii) to the best of Tenant’s knowledge, Landlord is not in default (continuing beyond the expiration of any applicable notice or grace periods) in any respect in any of the terms, covenants and conditions of the Lease; (iii) Tenant has no existing setoffs, counterclaims or defenses against Landlord under the Lease; (iv) Tenant has not assigned or pledged its leasehold interest under the Lease, or sublet or licensed or granted any other occupancy rights with respect to any or all of the Premises; (v) no consent or approval of any third party or parties is required in order for Tenant to enter into and be bound by this Ninth Amendment; and (vi) Tenant is not, and the performance by Tenant of its obligations hereunder shall not render Tenant, insolvent within the meaning of the United States Bankruptcy Code, the Internal Revenue Code or any other applicable law, code or regulation.

14.           Landlord Representations.  As a material inducement to Tenant entering into this Ninth Amendment, Landlord represents and certifies to Tenant that as of the date hereof: (i) the Lease, as modified hereby, and together with that certain letter dated September 24, 2007 from Ron Friedman to Jack Kerrigan, with the subject line “Response to Specific Security Questions — Hayden Woods Corporate Center,” contains the entire agreement between the parties hereto relating to the Premises and that, except for the Declaration, there are no other agreements between the parties relating to the Premises, the Building or the Lease which are not contained or referred to herein or in the Lease, (ii) to the best of Landlord’s knowledge, there exists no Event of Default or Actionable Event of Default on the part of Tenant in any respect in any of the terms, covenants and conditions of the Lease; (iii) no consent or approval of any third party or parties is required in order for Landlord to enter into and be bound by this Ninth Amendment; and

(iv) Landlord has the right to lease the Ninth Amendment Expansion Space, as provided herein, to Tenant.

15.           Governing Law. The Lease, this Ninth Amendment and the rights and obligations of both parties thereunder and hereunder shall be governed by the laws of The Commonwealth of Massachusetts.

16.           HVAC.  Landlord and Tenant acknowledge that letter from Tenant’s counsel to Landlord’s counsel dated August 13, 2007, with a subject line “45-55 Hayden Avenue, Lexington, MA,” and the response from Landlord’s counsel dated October 18, 2007.

17.           Counterparts. This Ninth Amendment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same instrument.

[Text Ends Here]

IN WITNESS WHEREOF, the undersigned have hereunto se their hands and seals as of the date first above written.

LANDLORD:

The Realty Associates Fund VI, L.P., a Delaware limited partnership

By: Realty Associates Fund VI LLC, a Massachusetts limited liability company, general partner

By: Realty Associates Advisors LLC, a Delaware limited liability company, Manager

By: Realty Associates Advisors Trust, a Massachusetts business trust, Manager

		By:	/s/ James P. Raisides
Officer: Sr. Vice President

By: Realty Associates Fund VI Texas Corporation, a Texas corporation, general partner

By:	/s/ James P. Raisides
Officer: Sr. Vice President

TENANT:

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ David W.J. McGirr
Name: David W.J. McGirr
Title: Senior Vice President and Chief Financial Officer

Exhibit A-8

Plans of Premises

55 HAYDEN AVENUE
THIRD FLOOR
LEXINGTON, MA
SUITE 55-3200
6,215 SF
GOODRICH
SUITE 55-3201
4,280 SF
GOODRICH
GOODRICH SPACE

Cubist Suites 3200-55 and 3201-55 | 10,495 RSF

SHOWER
SHOWER
ELECTRIC ROOM
TEL RM

Cubist Suite 2800-45 2,805 RSF

NELSON
45-55 HAYDEN WOODS
EXISTING SECOND FLOOR
LEXINGTON, MA
3,089 SF SUITE
OCTOBER 1, 2008
SHOWER
ELECTRIC ROOM
TEL RM
3,089 SF
DO NOT SCALE

Cubist Suites 2600-45 3,089 RSF

45-55 HAYDEN WOODS
EXISTING SECOND FLOOR
LEXINGTON, MA
SUITE 45-2100
OCTOBER 15, 2008
DO NOT SCALE
SUITE 45-2100
2,805 SF
NELSON

Cubist Suite 2100-45 1,184 RSF

NELSON
45-55 HAYDEN WOODS
EXISTING SECOND FLOOR
LEXINGTON, MA
MECHANICAL ROOM
MECH ROOM
ELEC ROOM
ELEC ROOM
SUITE 55-2100
SUITE 55-2100
OCTOBER 15, 2008
DO NOT SCALE

Cubist Suite 2100-55

12,908 RSF

SCHEDULE I TO NINTH AMENDMENT

Annual Rent

Annual Rent for the Premises shall be the sum of the rents shown below for each portion of the Premises, determined as of the date in question. This Schedule does not include payments due under the Seventh Amendment in respect of the Lobby Space, which shall be in addition to the amounts shown below.

As to Suites 2201-55, 4201-55 and 4200-55:

(a)                                  For the period from [Effective Date of First Amendment], 2006 through July 31, 2009:

(i) As to Suite 2201-55 and Suite 4201-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

5/1/06 – 1/31/07	$371,400.00	$30,950.00	$24.00
2/1/07 – 1/31/08	$386,875.00	$32,238.58	$25.00
2/1/08 – 7/31/09	$402,350.00	$33,529.17	$26.00

plus (ii) as to Suite 4200-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

7/1/06 – 4/30/07	$723,419.00	$60,284.92	$23.00
5/1/07 – 4/30/08	$739,145.50	$61,595.46	$23.50
5/1/08 – 4/30/09	$754,872.00	$62,906.00	$24.00
5/1/09 – 7/31/09	$794,188.25	$66,182.35	$25.25

(b)           For the period after July 31, 2009, as to all of Suites 2201-55, 4201-55 and 4200-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

8/1/09 – 4/30/10	$1,184,932.00	$98,744.33	$25.25
5/1/10 – 4/30/11	$1,208,396.00	$100,699.67	$25.75
5/1/11 – 4/30/12	$1,231,860.00	$102,655.00	$26.25
5/1/12 – 4/30/13	$1,267,056.00	$105,588.00	$27.00
5/1/13 – 4/30/14	$1,325,716.00	$110,476.33	$28.25
5/1/14 – 4/30/15	$1,384,376.00	$115,364.67	$29.50
5/1/15 – 4/30/16	$1,419,572.00	$118,297.67	$30.25

As to Suite 2200-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

6/1/06 – 4/30/07	$140,415.00	$11,787.50	$23.00
5/1/07 – 4/30/08	$144,525.00	$12,043.75	$23.50
5/1/08 – 4/30/09	$147,600.00	$12,300.00	$24.00
5/1/09 – 4/30/10	$155,287.50	$12,940.63	$25.25
5/1/10 – 4/30/11	$158,362.50	$13,196.88	$25.75
5/1/11 – 4/30/12	$161,437.50	$13,453.13	$26.25
5/1/12 – 4/30/13	$166,050.00	$13,837.50	$27.00
5/1/13 – 4/30/14	$173,737.50	$14,478.13	$28.25
5/1/14 – 4/30/15	$181,425.00	$15,118.75	$29.50
5/1/15 – 4/30/16	$186,037.50	$15,503.13	$30.25

As to Suite 3000-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

Through 4/30/08	$780,494.00	$65,041.17	$26.00
5/1/08 – 4/30/09	$810,513.00	$67,542.75	$27.00
5/1/09 – 4/30/10	$825,522.50	$68,793.54	$27.50
5/1/10 – 4/30/11	$840,532.00	$70,044.33	$28.00
5/1/11 - 4/30/12	$900,570.00	$75,047.50	$30.00
5/1/12– 4/30/13	$945,598.50	$78,799.88	$31.50
5/1/13– 4/30/14	$975,617.50	$81,301.46	$32.50
5/1/14– 4/30/15	$1,035,655.50	$83,304.63	$34.50
5/1/15– 4/30/16	$1,065,674.50	$88,806.21	$35.50

As to Suite 4600-45

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

Through 4/30/09	$819,311.25	$68,275.94	$32.25
5/1/09 – 4/30/10	$844,716.25	$70,393.02	$33.25
5/1/10 – 4/30/11	$870,121.25	$72,510.10	$34.25
5/1/11 – 4/30/12	$895,526.25	$74,627.19	$35.25
5/1/12 - 4/30/13	$920,931.25	$76,744.27	$36.25
5/1/13– 4/30/14	$946,336.25	$78,861.35	$37.25
5/1/14– 4/30/15	$971,741.25	$80,978.44	$38.25
5/1/15– 4/30/16	$997,146.25	$83,095.52	$39.25

As to Suite 1000-55

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

Through 4/30/08	$266,024.16	$22,168.68	N/A
5/1/08 – 4/30/09	$346,161.00	$28,846.75	$28.50
5/1/09 – 4/30/10	$352,234.00	$29,352.83	$29.00
5/1/10 – 4/30/11	$358,307.00	$29,858.92	$29.50
5/1/11 – 4/30/12	$364,380.00	$30,365.00	$30.00
5/1/12 - 4/30/13	$370,453.00	$30,871.08	$30.50
5/1/13– 4/30/14	$376,526.00	$31,377.17	$31.00
5/1/14– 4/30/15	$382,599.00	$31,883.25	$31.50
5/1/15– 4/30/16	$388,672.00	$32,389.33	$32.00

As to Suites 3200-55 and 3201-55

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

Through 4/30/09	$338,463.75	$28,205.31	$32.25
5/1/09 – 4/30/10	$348,958.75	$29,079.90	$33.25
5/1/10 – 4/30/11	$364,701.25	$30,391.77	$34.25
5/1/11 – 4/30/12	$369,948.75	$30,829.06	$35.25
5/1/12 – 4/30/13	$380,443.75	$31,703.65	$36.25
5/1/13 – 4/30/14	$390,938.75	$32,578.23	$37.25
5/1/14 – 4/30/15	$401,433.75	$33,452.81	$38.25
5/1/15 – 4/30/16	$411,928.75	$34,327.40	$39.25

As to Suites 2600-45 and 2800-45

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

Through 4/30/09	$190,081.50	$15,840.13	$32.25
5/1/09 – 4/30/10	$195,975.50	$16,331.25	$33.25
5/1/10 – 4/30/11	$201,869.50	$16,822.46	$34.25
5/1/11 – 4/30/12	$207,763.50	$17,313.63	$35.25
5/1/12 – 4/30/13	$213,657.50	$17,804.79	$36.25
5/1/13 – 4/30/14	$219,551.50	$18,295.96	$37.25
5/1/14 – 4/30/15	$225,445.50	$18,787.13	$38.25
5/1/15 – 4/30/16	$231,339.50	$19,278.29	$39.25

As to Suites 2100-45 and 2100-55

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

Through 4/30/09	$454,467.00	$37,872.25	$32.25
5/1/09 – 4/30/10	$468,559.00	$39,046.58	$33.25
5/1/10 – 4/30/11	$482,651.00	$40,220.91	$34.25
5/1/11 – 4/30/12	$496,743.00	$41,395.25	$35.25
5/1/12 – 4/30/13	$510,835.00	$42,569.58	$36.25
5/1/13 – 4/30/14	$524,927.00	$43,743.91	$37.25
5/1/14 – 4/30/15	$539,019.00	$44,918.25	$38.25
5/1/15 – 4/30/16	$553,111.00	$46,092.33	$39.25